  As filed with the Securities and Exchange Commission on September 22, 1995
                                                  Registration No. 33-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (Exact name of registrant as specified in its charter)
          DELAWARE                                       EIN 41-1804964
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization )
                            3800 Continental Plaza
                                777 Main Street
                         Fort Worth, Texas 76102-5384
                                (817) 333-2000
   (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                       1982 STOCK OPTION INCENTIVE PLAN
                           (Full title of the plan)
                           Jeffrey R. Moreland, Esq.
                Senior Vice President, Law and General Counsel
                   Burlington Northern Santa Fe Corporation
                              1700 East Golf Road
                          Schaumburg, Illinois  60173
                                (708) 995-6000
           (Name, address and telephone number of agent for service)
                       CALCULATION  OF REGISTRATION FEE

=====================================================================================

   Title of        Amount to be   Proposed maximum   Proposed maximum    Amount of
securities to be   registered     offering price     aggregate offering  registration
  registered                      per unit (1)       price               fee

=====================================================================================

Common Stock       11,247 shares  $74.88             $842,119.13         $290.39

=====================================================================================

(1) Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of Burlington Northern Inc., a predecessor of the registrant as reported on the consolidated reporting system on September 18, 1995, a date within five business days of the date on which this registration statement is being filed.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                               EXPLANATORY NOTE
                               ----------------

               As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference
------------------------------------------------



     The following documents filed with the Commission by Burlington Northern Santa Fe Corporation (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) (File No. 33-57069), including the Company's Balance Sheet as of December 22, 1994.

          (b) The description of the Company's Common Stock contained in the prospectus included in the Company's registration statement on Form S-4 filed with the Commission under the Securities Act of 1933 (File No. 33-57069) under the caption "CERTAIN ADDITIONAL INFORMATION CONCERNING HOLDINGS--DESCRIPTION OF CAPITAL STOCK ".

     The following documents filed with the Commission by Burlington Northern Inc. ("BNI") are incorporated in this Registration Statement by reference:

          (a) BNI's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) BNI's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995; and

          (c) BNI's Current Reports on Form 8-K dated January 19, 1995 and January 24, 1995 and an amendment to Form 8-K on Form 8-K/A dated January 24, 1995.

     The following documents filed with the Commission by Santa Fe Pacific Corporation ("SFP") are incorporated in this Registration Statement by reference:

          (a) SFP's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) SFP's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995; and

          (c) SFP's Current Reports on Form 8-K reporting events as of January 18, 1995, January 24, 1995, February 21, 1995, March 7, 1995, April 19, 1995,
and May 31, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
----------------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article X of the Bylaws of the Company requires indemnification to the full extent permitted under Delaware law as from time to time in effect.
Subject to any liabilities imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Officers and directors of the Company are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article VIII of the Certificate of Incorporation of the Company provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders from monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article VIII shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


Item 7.  Exemption from Registration Claimed
--------------------------------------------

     Not applicable.

Item 8.  Exhibits
-----------------

     4.1 Copy of 1982 Stock Option Incentive Plan (incorporated by reference to Exhibit 4.1 to BNI registration statement No. 2-80478 on Form S-8).

     5.1       Opinion of Counsel

     23.1      Consent of Counsel (included in
               the opinion filed as Exhibit 5.1).

     23.2      Consent of Coopers & Lybrand L.L.P.

     23.3      Consent of Coopers & Lybrand L.L.P.

     23.4      Consent of Price Waterhouse LLP

     24.1      Powers of Attorney (included herein on page II-7).

Item 9.  Undertakings
---------------------

     Rule 415 Offering
     -----------------

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Incorporation of Subsequent Exchange Act Documents by Reference
     ---------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

     Idemnificafication of Directors and Officers
     --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 22, 1995.



                                  BURLINGTON NORTHERN SANTA FE CORPORATION


                                  By:   /s/ Robert D. Krebs
                                      ---------------------------------------
                                        Robert D. Krebs
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Gerald Grinstein, Robert D. Krebs and Jeffrey R. Moreland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                Date
---------                -----                                ----

/s/ Gerald Grinstein     Chairman of the Board and Director   September 22, 1995
-----------------------
Gerald Grinstein

/s/ Robert D. Krebs      President, Chief Executive Officer   September 22, 1995
-----------------------  and Director
Robert D. Krebs

/s/ Denis E. Springer    Senior Vice President and            September 22, 1995
-----------------------  Chief Financial Officer
Denis E. Springer

/s/ Thomas N. Hund       Vice President and Controller        September 22, 1995
-----------------------
Thomas N. Hund

/s/ Joseph F. Alibrandi  Director                             September 22, 1995
-----------------------
Joseph F. Alibrandi

/s/ Jack S. Blanton      Director                             September 22, 1995
-----------------------
Jack S. Blanton

/s/ John J. Burns, Jr.   Director                             September 22, 1995
-----------------------
John J. Burns, Jr.

/s/ Daniel P. Davison    Director                             September 22, 1995
-----------------------
Daniel P. Davison

/s/ George Deukmejian        Director                       September 22, 1995
---------------------------
George Deukmejian


/s/ Daniel J. Evans          Director                       September 22, 1995
---------------------------
Daniel J. Evans


/s/ Barbara Jordan           Director                       September 22, 1995
---------------------------
Barbara Jordan


/s/ Bill M. Lindig           Director                       September 22, 1995
---------------------------
Bill M. Lindig


/s/ Ben F. Love              Director                       September 22, 1995
---------------------------
Ben F. Love


/s/ Roy S. Roberts           Director                       September 22, 1995
---------------------------
Roy S. Roberts


/s/ Marc J. Shapiro          Director                       September 22, 1995
---------------------------
Marc J. Shapiro


/s/ Arnold R. Weber          Director                       September 22, 1995
---------------------------
Arnold R. Weber


/s/ Robert H. West           Director                       September 22, 1995
---------------------------
Robert H. West


/s/ J. Steven Whisler        Director                       September 22, 1995
---------------------------
J. Steven Whisler


/s/ Edward E. Whitacre, Jr.  Director                       September 22, 1995
---------------------------
Edward E. Whitacre, Jr.


/s/ Ronald B. Woodard        Director                       September 22, 1995
---------------------------
Ronald B. Woodard


/s/ Michael B. Yanney        Director                       September 22, 1995
---------------------------
Michael B. Yanney


                                 EXHIBIT INDEX


                                                                 Sequentially
Exhibit Number      Description of Exhibit                       Numbered Page
------- ------      ----------- -- -------                       -------- ----

4.1                 Copy of 1982 Stock Option Incentive Plan
                    (incorporated by reference to  Exhibit 4.1
                    to BNI registration statement No. 2-80478 on Form S-8).

5.1                 Opinion of Counsel

23.1                Consent of Counsel (included in
                    the opinion filed as Exhibit 5.1)

23.2                Consent of Coopers & Lybrand L.L.P.

23.3                Consent of Coopers & Lybrand L.L.P.

23.4                Consent of Price Waterhouse LLP

24.1                Powers of Attorney (included
                    on page II-7).